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                                                                    EXHIBIT 25-B
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                               ----------------

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(B)(2) [_]

                            AMSOUTH BANK OF ALABAMA
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                ALABAMA                                63-0073530
 (STATE OF INCORPORATION IF NOT A U.S.    (I.R.S. EMPLOYER IDENTIFICATION NO.)
             NATIONAL BANK)

  1900 FIFTH AVENUE NORTH BIRMINGHAM,                    35203
                ALABAMA                                (ZIP CODE)
    (ADDRESS OF PRINCIPAL EXECUTIVE
                OFFICES)


     JAMES D. PRUETT AMSOUTH BANK OF ALABAMA LAW DEPARTMENT P.O. BOX 11007
                    BIRMINGHAM, ALABAMA 35288 (205) 326-7607
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                               ----------------

                       BELLSOUTH TELECOMMUNICATIONS, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

                GEORGIA                                58-0436120
    (STATE OR OTHER JURISDICTION OF       (I.R.S. EMPLOYER IDENTIFICATION NO.)
     INCORPORATION OR ORGANIZATION)

 675 WEST PEACHTREE ST., N.E. ATLANTA,                   30375
                GEORGIA                                (ZIP CODE)
    (ADDRESS OF PRINCIPAL EXECUTIVE
                OFFICES)

                               ----------------

                                DEBT SECURITIES
                      (TITLE OF THE INDENTURE SECURITIES)

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ITEM 1. GENERAL INFORMATION.

  (a) Name and address of each examining or supervising authority to which it is subject.

    State of Alabama, Superintendent of Banks, Montgomery, Alabama 36130 Federal Reserve Bank, Atlanta, Georgia 30303
    Federal Deposit Insurance Corporation, Washington, D.C. 20429

  (b) Whether it is authorized to exercise corporate trust powers.

    Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

  None.

ITEM 3. VOTING SECURITIES OF THE TRUSTEE.

  Not applicable.

ITEM 4. TRUSTEESHIPS UNDER OTHER INDENTURES.

  Not applicable.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

  Not applicable.

ITEM 6. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

  Not applicable.

ITEM 7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
        OFFICIALS.

  Not applicable.

ITEM 8. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

  Not applicable.

ITEM 9. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

  Not applicable.

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

  Not applicable.

ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

  Not applicable.


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ITEM 12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

  Not applicable.

ITEM 13. DEFAULTS BY THE OBLIGOR.

  (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

    There is not and has not been any such default.

  (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

    There has not been any such default.

ITEM 14. AFFILIATIONS WITH THE UNDERWRITERS.

  Not applicable.

ITEM 15. FOREIGN TRUSTEE.

  Not applicable.

ITEM 16. LIST OF EXHIBITS.

  The additional exhibits listed below are filed herewith: exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rules of Practice.

    1. A copy of the articles of incorporation of the trustee as now in effect. (Exhibit 1 to Form T-1, Registration No. 33-89756).

    2. A copy of the certificate of authority of the trustee to commence business and to exercise trust powers. (Exhibit 2 to Form T-1, Registration No. 33-89756).

    3. See Exhibit 2 to Form T-1.

    4. A copy of the existing bylaws of the trustee (Exhibit 3 to Form T-1, Registration No. 33-89756).

    5. Not applicable.

    6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

    7. A copy of the latest report of condition of the trustee as of the close of business on June 30, 1995, published pursuant to the requirements of its supervising or examining authority.

    8. Not applicable.

    9. Not applicable.

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                                   SIGNATURE

  Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, AmSouth Bank of Alabama, a corporation organized and existing under the laws of the State of Alabama, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Birmingham, State of Alabama on the 23rd day of October, 1995.

                                          AmSouth Bank of Alabama

                                                /s/ CHARLES S. NORTHEN, IV
                                          By __________________________________
                                                  Charles S. Northen, IV
                                               Assistant Vice President and
                                                  Corporate Trust Officer

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                                   EXHIBIT 6

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                                                                      EXHIBIT 6

                              CONSENT OF TRUSTEE

  Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of Debt Securities by BellSouth Telecommunications, Inc., we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                          AmSouth Bank of Alabama

                                                /s/ CHARLES S. NORTHEN, IV
                                          By __________________________________
                                                  Charles S. Northen, IV
                                               Assistant Vice President and
                                                  Corporate Trust Officer
Dated: October 23, 1995

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                                   EXHIBIT 7

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AMSOUTH BANK OF ALABAMA                                          ST. BK: 01-0320
P.O. BOX 11007                                                        FFIEC: 031
BIRMINGHAM, AL 35288                                                 CERT: 02782

CALL DATE: 06/30/95

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                      (DOLLAR AMOUNTS
                                                 RCFD  IN THOUSANDS)
                                                 ---- ---------------
ASSETS
 1. Cash and balances due from depository
    institutions (from Schedule RC-A):
  a. Noninterest-bearing balances and currency
     and coin(1)................................ 0081      493,999
  b. Interest-bearing balances(2)............... 0071            0
 2. Securities:
  a. Held-to-maturity securities (from Schedule
     RC-B, column A)............................ 1754    1,486,898
  b. Available-for-sale securities (from
     Schedule RC-B, column D)................... 1773      233,848
 3. Federal funds sold and securities purchased
    under agreements to resell in domestic
    offices of the bank and of its Edge and
    Agreement subsidiaries, and in IBFs:
  a. Federal funds sold......................... 0276       31,250
  b. Securities purchased under agreements to
     resell..................................... 0277       44,500
                                  RCFD
                                  ----
 4. Loans and lease financing receivables:
  a. Loans and leases, net of
     unearned income
     (from Schedule RC-C)........ 2122 6,531,110
  b. LESS: Allowance for loan and
     lease losses................ 3123    88,002
  c. LESS: Allocated transfer
     risk reserve................ 3128         0
  d. Loans and leases, net of unearned income,
     allowance, and reserve
     (item 4.a minus 4.b and 4.c)............... 2125    6,443,108
 5. Trading assets (from Schedule RC-D)......... 3545        2,159
 6. Premises and fixed assets (including
    capitalized leases)......................... 2145      151,167
 7. Other real estate owned (from Schedule RC-
    M).......................................... 2150       10,301
 8. Investments in unconsolidated subsidiaries
    and associated companies (from Schedule RC-
    M).......................................... 2130       13,491
 9. Customers' liability to this bank on
    acceptances outstanding..................... 2155        3,200
10. Intangible assets (from Schedule RC-M)...... 2143       18,242
11. Other assets (from Schedule RC-F)........... 2160      148,434
12. Total assets (sum of items 1 through 11).... 2170    9,080,597

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(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

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SCHEDULE RC--CONTINUED

                                           (DOLLAR AMOUNTS
                                      RCON  IN THOUSANDS)
                                      ---- ---------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of
       totals of columns A and C
       from Schedule RC-E,
       part I)......................  2200    6,907,096
                       RCON
                       ----
   (1) Noninterest-
       bearing(1)....  6631 1,419,565
   (2) Interest-
       bearing.......  6636 5,487,531
                                      RCFN
                                      ----
  b. In foreign offices, Edge and
     Agreement subsidiaries, and IBFs
     (from Schedule RC-E, part II)..  2200        2,948
                       RCFN
                       ----
   (1) Noninterest-
       bearing.......  6631         0
   (2) Interest-
       bearing.......  6636     2,948
14. Federal funds purchased and
    securities sold under
    agreements to repurchase in
    domestic offices of the bank
    and of its Edge and Agreement
    subsidiaries, and in IBFs:
                                      RCFD
                                      ----
    a. Federal funds purchased......  0278      418,571
    b. Securities sold under
       agreements to repurchase.....  0279      395,118
                                      RCON
                                      ----
15. a. Demand notes issued to the
       U.S. Treasury................. 2840      255,000
                                      RCFD
                                      ----
    b. Trading Liabilities (from
       Schedule RC-D)...............  3548            0
16. Other borrowed
    money:
    a. With original maturity of one
       year or less.................  2332      169,762
    b. With original maturity of
       more than one year...........  2333        5,012
17. Mortgage indebtedness and
    obligations under capitalized
    leases..........................  2910            0
18. Bank's liability on
    acceptances executed and
    outstanding.....................  2920        3,200
19. Subordinated notes and
    debentures......................  3200            0
20. Other liabilities (from
    Schedule RC-G)..................  2930      145,604
21. Total liabilities (sum of
    items 13 through 20)............  2948    8,302,311
22. Limited-life preferred stock
    and related surplus.............  3282            0
EQUITY CAPITAL
                                      RCFD
                                      ----
23. Perpetual preferred stock and
    related surplus.................  3838            0
24. Common stock....................  3230       16,050
25. Surplus (exclude all surplus
    related to preferred stock).....  3839      270,224
26. a. Undivided profits and
       capital reserves.............  3632      489,253
    b. Net unrealized holding gains
       (losses) on available-for-sale
       securities...................  8434        2,759
27. Cumulative foreign currency
    translation adjustments.........  3284            0
28. Total equity capital (sum of
    items 23 through 27)............  3210      778,286
29. Total liabilities, limited-
    life preferred stock, and
    equity capital (sum of items
    21, 22, and 28).................  3300    9,080,597

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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

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SCHEDULE RC--CONTINUED

                                                                 RCFD NUMBER
                                                                 ---- ------
MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of
   auditing work performed for the bank by independent external auditors as of any date during 1994.......................... 6724  N/A

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1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank.
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately).
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority).
4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority).
5 = Review of the bank's financial statements by external auditors.
6 = Compilation of the bank's financial statements by external auditors.
7 = Other audit procedures (excluding tax preparation work).
8 = No external audit work.

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